Exhibit 10.4
DEMAND PROMISSORY NOTE

New York, New York	$100,000.00
Dated: February 5, 2010
For value received, Rootzoo, Inc., a Delaware corporation having an address at 136 East 36th Street, Suite 8D, New York, New York 10016 (“Borrower”) promises to pay to the order of EClips Energy Technologies, Inc., a Florida corporation having an address at 3900A 31st Street N., St. Petersburg, Florida 33714 (the “Lender”) or at any other address Lender hereafter designates to the Borrower, in lawful money of the United States, the sum of up to ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the “Principal Sum”) and interest on the unpaid portion of the Principal Sum, as such portions of the Principal Sum shall be given by Lender to Borrower from time to time from the date hereof, in such manner as mutually determined between the Lender and Borrower.
The Borrower shall pay to Lender interest on the then outstanding principal amount of this Note ON DEMAND at a rate of six percent (6%) per annum.
Any payment pursuant to this Note shall be applied first to interest that has become due pursuant to this Note and remains unpaid and then to the outstanding Principal Sum of this Note.
The Borrower shall have the option of paying the Principal Sum to Lender in advance in full or in part at any time and from time to time without premium or penalty; provided, however, that together with such payment in full the Borrower shall pay to Lender all interest and all other amounts owing pursuant to this Note and remaining unpaid.
Upon and at any time and from time to time after the occurrence or existence of an Event of Default, all amounts owing pursuant to this Note shall, at the sole option of Lender and without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower), become immediately due. An “Event of Default” occurs or exists if Borrower (i) shall default in the payment of the Principal Sum or interest payable on this Note, when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise and such default shall continue unremedied for five (5) business days or (ii) has any receiver, trustee, liquidator, sequestrator or custodian of Borrower or any of Borrower’s assets appointed (whether with or without Borrower’s consent), makes any assignment for the benefit of creditors or commences or has commenced against Borrower any case or other proceeding pursuant to any bankruptcy or insolvency statute, regulation or other law of the United States of America or of any state or territory thereof or of any foreign jurisdiction or any other statute, regulation or other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization or any formal or informal proceeding for the dissolution, liquidation or winding up of the affairs of, or the settlement of claims against Borrower.

In no event shall interest pursuant to this Note be payable at a rate in excess of the maximum rate permitted by applicable law and solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by Lender, shall be refunded to the Borrower, it being the intention of Lender and of the Borrower that such interest not be payable at a rate in excess of such maximum rate.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS LOCATED IN NEW YORK CITY, IN THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, IN CONNECTION WITH (1) THIS NOTE OR (2) ANY ACTION HERETOFORE OR HEREAFTER TAKEN OR NOT TAKEN, ANY COURSE OF CONDUCT HERETOFORE OR HEREAFTER PURSUED, ACCEPTED OR ACQUIESCED IN, OR ANY ORAL OR WRITTEN AGREEMENT OR REPRESENTATION HERETOFORE OR HEREAFTER MADE, BY OR ON BEHALF OF LENDER IN CONNECTION WITH THIS NOTE.
This Note shall be binding upon the successors, endorsees or assigns of the Borrower and inure to the benefit of the Lender, its successors, endorsees and assigns. The Borrower may not delegate any of its obligations, or assign any of its rights, under this Note without the prior written consent of the Lender.
This Note shall not be extended or modified orally.
If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.
All rights and remedies available to the Lender pursuant to the provisions of applicable law and otherwise are cumulative, not exclusive and enforceable alternatively, successively and/or concurrently after default by Borrower pursuant to the provisions of this Note.
No delay or failure on the part of the Lender in exercising any right, privilege or option hereunder shall operate as a waiver thereof or of any event of default, nor shall any single or partial exercise of any such right, privilege or option preclude any further exercise thereof, or the exercise of any other right, privilege or option.

In the event the Borrower experiences a Change in Control (as defined below), the unpaid principal amount under this Note, and all interest accrued but unpaid thereon, shall be immediately due and payable. A “Change in Control” means any of the following: (i) the Borrower sells, leases, transfers or otherwise disposes of all or substantially all of its assets; or (ii) the Borrower merges or consolidates with or into any other “Person”, or any other “Person” merges or consolidates with or into the Borrower, in each case unless the Lenders of a majority of the outstanding voting equity interests of the Borrower immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting equity interests of the resulting or surviving entity.
As an inducement for the Lender to extend the loans as evidenced by this Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Borrower to the Lender, Borrower hereby unconditionally and irrevocably pledges, grants and hypothecates to the Lender a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, all of the assets of the Borrower pursuant to the terms of that certain security agreement, dated on even date herewith, by and between the Lender and Borrower.

ROOTZOO INC.
By:	/s/ Jesse Boskoff
	Name:	Jesse Boskoff
	Title:	Founder